UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
Registration Statement Under The Securities Act Of 1933
G&K Services, Inc.
(Exact Name of Registrant as specified in its charter)

Minnesota	41-0449530

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
G&K Services, Inc. Restated Equity Incentive Plan (2010)
(Full title of the plan)
Jeffrey L. Cotter
G&K Services, Inc.
5995 Opus Parkway
Minnetonka, MN 55343
(Name and address of agent for service)
(952) 912-5500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share	price	registration fee
Class A Common Stock, par value $0.50 per share	1,000,000 shares	$27.92	$27,920,000	$1,991

(1)	This registration statement relates to 1,000,000 shares of Class A Common Stock to be offered pursuant to the G&K Services, Inc. Restated Equity Incentive Plan (2010).

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on December 3, 2010.
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of G&K Services, Inc.’s common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock.

PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Officers and Directors
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-4.6
EX-5.1
EX-23.2

Introductory Statement
This registration statement is being filed by the Registrant to register an additional 1,000,000 shares of the Registrant’s Class A Common Stock, par value $0.50 per share, issuable pursuant to the Registrant’s Restated Equity Incentive Plan (2010). The Registrant previously registered on a Form S-8, filed with the Securities and Exchange Commission on December 26, 2006 (Reg. No. 33-139670), 2,000,000 shares issuable pursuant to such plan. The Registrant hereby incorporates by reference the contents of such earlier registration statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2010.

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since July 3, 2010.

(d)	The description of Common Stock included under the caption “Capital Stock to be Registered” in the Registrant’s Registration Statement on Form 8-A, dated October 24, 1969, including any amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Class A Common Stock offered by this registration statement have been sold or which deregisters all such shares of Class A Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this registration statement from the date of filing of such documents.
Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Officers and Directors.
We are subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same act or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 of the Corporation Act requires payment by us, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification or advancement of expenses is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

As contemplated by Section 302A.251, Article VII of our amended and restated articles of incorporation provides that no director shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for obligations under Minnesota Statutes Sections 302A.559 or 80A.23; or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article VII of our amended and restated articles of incorporation provides that we will indemnify and hold harmless our directors and officers to the fullest extent authorized by the Corporation Act for all expense, liability and loss reasonably incurred or suffered in connection with an action, suit or proceeding involving such officers or directors by reason of the fact they are or were directors or officers of the company.
Section 302A.521, Subd. 7 of the Corporation Act provides that we may purchase and maintain insurance on behalf of our officers, directors employees and agents, against any liability asserted against and incurred by such persons in such capacities. We have obtained insurance covering our officers and directors against losses and insuring us against certain of our obligations to indemnify our officers and directors.
We also maintain a director and officer insurance policy to cover the company, its directors and its officers against certain liabilities.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit	Description
4.1	G&K Services, Inc. Restated Equity Incentive Plan (2010)

4.2	Form of Terms of Employee Restricted Stock Grant (5-year lapse of restrictions)

4.3	Form of Terms of Non-Qualified Employee Stock Option (3-year vest)

4.4	Form of Terms of Non-Qualified Non-employee Director Stock Option (3-year vest)

4.5	Form of Terms of Non-Qualified Non-employee Director Stock Option (1-year vest)

4.6	Form of Terms of Non-employee Director Restricted Stock Grant (3-year lapse of restrictions)

5.1	Opinion of Leonard, Street and Deinard Professional Association

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this registration statement (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see signature page)

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 8, 2010.

G&K Services, Inc.
/s/ Douglas A. Milroy
Douglas A. Milroy
Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of G&K Services, Inc., hereby constitute and appoint Douglas A. Milroy and Jeffrey L. Wright as our true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas A. Milroy	Chief Executive Officer and Director	December 8, 2010
Douglas A. Milroy

/s/ Jeffrey L. Wright	Executive Vice President, Chief Financial Officer and Director	December 8, 2010
Jeffrey L. Wright

/s/ Thomas J. Dietz	Vice President and Controller (Principal Accounting Officer)	December 8, 2010
Thomas J. Dietz

/s/ John S. Bronson John S. Bronson	Director	December 8, 2010

/s/ Lynn Crump-Caine Lynn Crump-Caine	Director	December 8, 2010

/s/ J. Patrick Doyle J. Patrick Doyle	Director	December 8, 2010

Signature	Title	Date

/s/ Wayne M. Fortun Wayne M. Fortun	Director	December 8, 2010

/s/ Ernest J. Mrozek Ernest J. Mrozek	Director	December 8, 2010

/s/ M. Lenny Pippin M. Lenny Pippin	Chairman of the Board and Director	December 8, 2010

/s/ Alice M. Richter Alice M. Richter	Director	December 8, 2010
INDEX TO EXHIBITS

Exhibit
4.1	G&K Services, Inc. Restated Equity Incentive Plan (2010)

4.2	Form of Terms of Employee Restricted Stock Grant (5-year lapse of restrictions)

4.3	Form of Terms of Non-Qualified Employee Stock Option (3-year vest)

4.4	Form of Terms of Non-Qualified Non-employee Director Stock Option (3-year vest)

4.5	Form of Terms of Non-Qualified Non-employee Director Stock Option (1-year vest)

4.6	Form of Terms of Non-employee Director Restricted Stock Grant (3-year lapse of restrictions)

5.1	Opinion of Leonard, Street and Deinard Professional Association

23.1	Consent of Leonard, Street and Deinard Professional Association to the filing of its opinion as an exhibit to this registration statement (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see signature page)